Q3 Interim Report January-September 2017 Kari Kauniskangas,
President and CEO YIT

Contents 1 Group development in Q3/2017 2 Housing Finland
and CEE 3 Housing Russia 4 Business Premises and
Infrastructure 5 Financial position and key ratios 6 Outlook
and guidance 7 Appendices YIT | 2 | Interim Report
January-September 2017 YIT

1 Group development in Q3/2017 Asemanranta area development
project Hameenlinna, Finland

Key messages in Q3/2017 Operating profit improved mainly due to strong consumer sales in Finland and CEE In Housing
Russia, revenue declined even though sales in units
increased Profitability improved in Business Premises and
Infrastructure, several new projects booked in order backlog
The merger of YIT and Lemminkainen approved by EGMs of both
companies, competition authority process continues
Kasarmikatu 21 office project Helsinki, Finland YIT | 4 |
Interim Report January-September 2017 YIT

The merger of YIT and Lemminkainen Next steps in the merger
process INTEGRATION PLANNING Starting from June 19 25.8.
Prospectus 12.9. EGM's of both companies IMPLEMENTATION OF
INTEGRATION Most probably January 1, 2018 Spring 2018 AGM
Competition authority process The Board of Directors elected in the EGM The Board of Directors elected in the AGM Day 1
readiness, organisational structure, management model,
synergy evaluation ... Structural changes, targets,
management, follow-up, culture, synergies, ... YIT | 5 |
Interim Report January-September 2017 YIT

Group Profitability improved Revenue decreased y-o-y due to
low revenue in Housing Russia and Business Premises and
Infrastructure Profitability improved in all segments
Revenue and adjusted operating profit margin (EUR million,
%) Order backlog (EUR million) 2016: EUR 1,784 million, 4.5%
1-9/2017: EUR 1,354 million, 4.9% -6% -1% 362 464 444 514
479 458 417 3.3% 4.3% 4.3% 5.6% 3.5% 5.5% 5.8% Q1 Q2 Q3 Q4
Q1 Q2 Q3 2016 2017 Revenue Adjusted operating profit margin
2,566 2,528 58% 59% 42% 41% 6/2017 9/2017 Unsold Sold All
figures according to segment reporting (POC) Note: The
adjusted operating profit margin does not include material
reorganisation costs, impairment or other items impacting
comparability YIT | 6 | Interim Report January-September
2017 YIT

EBIT-bridge Q3/2016-Q3/2017 Positive EBIT development in
Housing Finland and CEE due to strong consumer sales In
Housing Russia, operating profit was positive due to
improved gross margins Adjustments include EUR 3.0 million
costs related to the merger preparations Adjusted operating
profit (EUR million), change Q3/2016-Q3/2017: 27% 19.0
[ARVO] 3.3 -[ARVO] 0.2 -[ARVO] [ARVO] -[ARVO] 24.2 YIT Group
Q3/2016 Housing Finland and CEE Volume Profitability Housing
Russia Volume Profitability Business Premises and
Infrastructure Volume Profitability Other Items YIT Group
Q3/2017 YIT | 7 | Interim Report January-September 2017 YIT

2 Housing Finland and CEE Hameenlinnan Origo residential
project Hameenlinna, Finland

Housing Finland and CEE Operating environment in Finland in
Q3 Consumer confidence was on a record high level
Residential investors were more selective, demand focused on capital region, Turku and Tampere Consumer demand was on a
good level, no signs of overheating, supply on a high level
Demand for larger apartments continued to improve in
addition to the good demand for affordable apartments
Mortgage interest rates stayed on a low level and margins
continued to decrease The volume of new housing loans
increased Consumer confidence Prices of old apartments
(index 2010=100) New drawdowns of mortgages and average
interest rate (EUR million, %) 30 25 20 15 10 5 0 -5 2013
2014 2015 2016 2017 Consumer confidence Long-term average
120 115 110 105 100 95 2013 2014 2015 2016 2017 Finland
Capital Region Rest of Finland 2,000 1,800 1,600 1,400 1,200
1,000 800 600 400 200 0 2013 2014 2015 2016 2017 5.0 4.0 3.0
2.0 1.0 0.0 New drawdowns of mortgages, left axis Average
interest rate of new loans, right axis Sources: Statistics
Finland and Bank of Finland YIT | 9 | Interim Report
January-September 2017 YIT

Housing Finland and CEE Operating environment in the CEE
countries in Q3 Residential demand was on a good level in
Estonia, Lithuania, Slovakia and the Czech Republic Prices
of new apartments increased slightly on average Shortage of
resources caused cost pressure especially in the Czech
Republic and Slovakia Interest rates of mortgages remained
on a low level Consumers' access to financing remained good
Consumer confidence House price index, new dwellings
(2010=100) Average interest rate of mortgages (%) 10 5 0 -5
-10 -15 -20 -25 -30 -35 -40 2013 2014 2015 2016 2017 220 200
180 160 140 120 100 80 2013 2014 2015 2016 2017 7.0 6.0 5.0
4.0 3.0 2.0 1.0 0.0 2013 2014 2015 2016 2017 Estonia Latvia
Lithuania The Czech Republic Slovakia Poland Sources:
European Commission, Eurostat and National Central Banks YIT
| 10 | Interim Report January-September 2017 YIT

Housing Finland and CEE Revenue increased in Q3
Revenue increased by 10% y-o-y due to good sales especially
in CEE In Finland, the change in sales mix from investors to consumers had an impact on revenue recognition Order backlog was stable q-o-q Revenue (EUR million) 2016: EUR 728 million
1-9/2017: EUR 629 million 10% 166 185 167 210 245 200 184 Q1
Q2 Q3 Q4 2016 Q1 Q2 Q3 2017 Order backlog (EUR million) -2%
909 6/2017 890 9/2017 All figures according to segment
reporting (POC) YIT | 11 | Interim Report January-September
2017 YIT

Housing Finland and CEE Operating profit improved in Q3
Operating profit and profitability improved due to strong
consumer sales ROCE continued to improve and was almost 18%
Adjusted operating profit and adjusted operating profit
margin (EUR million, %) 2016: EUR 59.9 million, 8.2%
1-9/2017: EUR 56.6 million, 9.0% 36% 12.9 7.7% 15.8 8.5%
12.9 7.7% 18.4 8.7% 19.4 7.9% 19.8 9.9% 17.5 9.5% Q1 Q2 Q3
Q4 2016 Q1 Q2 Q3 2017 Adjusted operating profit Adjusted
operating profit margin Return on capital employed1 (EUR
million, %) 432.0 12.3% 54.8 453.5 13.4% 59.9 397.3 15.8%
66.4 393.9 16.9% 70.4 417.7 17.7% 75.0 9/2016 12/2016 3/2017
6/2017 9/2017 Capital employed Operating profit, 12 month
rolling Return on capital employed All figures according to
segment reporting (POC). 1As of the beginning of 2017, in
order to clarify its financial figures terminology, YIT
starts to use the terms Capital Employed and Return on
Capital Employed (ROCE) for segment reporting instead of
previously used Operative Invested Capital and Return on
Operative Invested Capital (ROI). The formulas for these
financial figures remain untouched. YIT | 12 | Interim
Report January-September 2017 YIT

Housing Finland and CEE Sales and start-ups in Finland in Q3
Sold apartments (units) 2016: 2,730 612 298 314 Q1 705 332
373 Q2 555 264 291 Q3 858 240 618 Q4 2016 To consumers
1-9/2017: 2,182 826 317 509 Q1 789 328 461 Q2 567 92 475 Q3
2017 To investors (funds) Apartment start-ups (units) 2016:
2,877 817 262 555 Q1 657 277 380 Q2 819 185 634 Q3 584 168
416 Q4 2016 To consumers 1-9/2017: 2,451 790 213 577 Q1 1081
305 776 Q2 580 28 552 Q3 2017 To investors (funds) Consumer
sales increased by 63% Share of units sold to consumers
record-high: 84% (Q3/2016: 52%) 64 apartments sold in
bundles to investors (Q3/2016: 80 units) In October,
estimated sales to consumers are around 160 units (10/2016:
around 200 units) YIT | 13 | Interim Report
January-September 2017 YIT

Housing Finland and CEE Sales and start-ups in the CEE
countries in Q3 Sold apartments (units) 2016: 1,197 201 Q1
235 Q2 201 Q3 560 240 320 Q4 2016 Consumer sales 1-9/2017:
1,070 356 106 250 Q1 252 Q2 462 246 216 Q3 2017 Co-operative or housing fund Apartment start-ups (units) 2016: 1,300 316
Q1 489 Q2 286 Q3 209 90 119 Q4 Consumer start-ups 1-9/2017:
1,181 402 Q1 350 Q2 429 246 183 Q3 2017 Co-operative or
housing fund Number of units sold to consumers grew by 7%
y-o-y Number of start-ups increased by 50% Two apartment
building projects with total of 246 units was sold to YCE
Housing I fund In October, estimated sales to consumers are
around 100 units (10/2016: around 100 units) YIT | 14 |
Interim Report January-September 2017 YIT

Housing Finland and CEE The production volume (units)
continued to grow in Q3 Number of unsold completed
apartments on a low level The share of CEE of the sales
portfolio (units) 42% (9/2016: 47%) Apartment inventory
(units) 5,863 381 5,482 60% Q1 5,971 352 5,619 57% Q2 6,152
335 5,817 52% Q3 6,237 352 5,885 61% Q4 2016 6,432 282 6,150
63% Q1 6,814 252 6,552 59% Q2 6,811 238 6,573 59% Q3 2017
Under construction Completed, unsold Sales rate, % YIT | 15
| Interim Report January-September 2017 YIT

3 Housing Russia Lytkarino residential project Moscow
region, Russia

Housing Russia Operating environment in Q3 Consumers
continued to be cautious despite of slight improvement of
the Russian economy Consumer purchase power still on a low
level EUR/RUB exchange rate Consumer demand for housing
improved in Moscow region and stayed on a low level in other cities Residential prices remained stable on average, supply still on a high level Prices of new apartments (index
2012=100) Moscow Rostor-on-Don St. Petersburg Yekaterinburg
Kazan Mortgage interest rates for new apartments continued
to decrease and are below the level of 10% The key rate cuts further increased expectations of a decrease in interest
rates Mortgage stock and average interest rate (RUB billion,
%) Mortgage stock, left axis Average interest rate of new
loans, right axis Sources: Bloomberg, YIT and Central Bank
of Russia YIT | 17 | Interim Report January-September 2017
YIT

Housing Russia Sales and start-ups in Q3 Sold apartments
(units) and share of sales financed with a mortgage (%)
2016: 3,523 (51%) 892 54% Q1 826 50% Q2 880 52% Q3 925 49%
Q4 2016 Sold Apartments 1-9/2017: 1,942 (52%) 546 52% Q1 584
56% Q2 812 48% Q3 Financed with mortgages, %
Number of sold units decreased by 8% y-o-y No changes in
price lists Sales increased by 39% from Q2, growth
especially in economy segment Start-ups were increased in
order to maintain the critical construction volume, target
to release capital remains Share of sales financed with
mortgages decreased to 48% In October, consumer sales
estimated to be around 250 units (10/2016: over 300 units)
Apartment start-ups (units) 2016: 2,782 782 Q1 389 Q2 486
1,125 Q4 2016 1-9/2017: 1,992 741 Q1 490 Q2 761 Q3 2017 YIT
| 18 | Interim Report January-September 2017 YIT

Housing Russia Revenue decreased in Q3 Revenue (EUR million)
Revenue decreased by 34% at comparable FX due to weak sales
in St. Petersburg leading to lower average sales price Order backlog declined q-o-q due to low start-ups Order backlog
(EUR million) 2016: EUR 268 million 1-9/2017: EUR 173
million -32% 49 Q1 59 Q2 76 Q3 84 Q4 2016 58 Q1 63 Q2 52 Q3
2017 -5% 392 6/2017 374 9/2017 All figures according to
segment reporting (POC) YIT | 19 | Interim Report
January-September 2017 YIT

Housing Russia
Positive operating profit in Q3

- Operating profit was positive in Q3 due to improved gross margins
- ROCE is still weak, however improved due to exclusion of write-down booked in Q3/2016 from rolling 12 months operating profit

Adjusted operating profit and adjusted operating profit margin (EUR million, %)[1]

2016: EUR -2.3 million, -0.9%

1–9/2017: EUR 0.2 million, 0.1%



-10%
2.8
3.3%
0.7
0.9%
1.3
2.1%
0.6
1.2%
-6.3%
-4.6%
-3.1%
-3.1
-2.7
-1.8
Q1
Q2
Q3
Q4
Q1
Q2
Q3
2016
2017
Adjusted operating profit
Adjusted operating profit margin

Return on capital employed[2] (EUR million, %)



362.8
405.1
430.9
398.7
416.2
-31.4
-29.3
-28.0
-24.0
3.0
-8.4%
-7.6%
-6.9%
-6.1%
0.8%
9/2016
12/2016
3/2017
6/2017
9/2017
Capital employed
Operating profit, 12 month rolling
Return on capital employed

All figures according to segment reporting (POC).

[1]EUR 27 million cost booked in Q3/2016 result from Housing Russia

[2]As of the beginning of 2017, in order to clarify its financial figures terminology, YIT starts to use the terms Capital Employed and Return on Capital Employed (ROCE) for segment reporting instead of previously used Operative Invested Capital and Return on Operative Invested Capital (ROI). The formulas for these financial figures remain untouched.

YIT | 20 | Interim Report January–September 2017

Housing Russia YIT Service responsible already for 38,700
clients Number of completed unsold apartments increased due
to high number of projects handed over Focused in few sites
in Moscow region At the end of September, YIT Service was
responsible for the maintenance and the living services of
over 31,000 apartments (6/2017: over 30,000) and in total
38,700 clients (incl. parking spaces and business premises)
Apartment inventory (units) 8,895 449 8,446 43% Q1 9,030 345
8,685 49% Q2 8,255 366 7,889 49% Q3 7,040 414 6,626 37% Q4
2016
7,041 278 6,763 33% Q1 6,123 537 5,586 25% Q2 6,291 875
5,416 30% Q3 2017 Under construction Completed, unsold Sales rate, %
Apartments under construction by area (units) 8,446 2,886
2,349 3,211 Q1 8,685 3,117 2,357 3,211 Q2 7,889 2,452 2,481
2,956 Q3 6,626 1,660 2,695 2,271 Q4 2016
6,763 1,936 2,556 2,271 Q1 5,586 2,147 2,068 1,371 Q2 5,416
2,325 1,720 1,371 Q3 2017
St. Petersburg Moscow Russian regions
YIT | 21 | Interim Report January-September 2017 YIT

Business Premises and Infrastructure 4 Hiekkaharju
watertower Vantaa, Finland

Business Premises and Infrastructure Operating environment
in Q3 Investor demand for business premises in prime growth
centres was on a good level in Finland In Finland, the good
overall market sentiment supported private investments
Confidence indicators in Finland 30 20 10 0 -10 -20 -30 -40
2013 2014 2015 2016 2017 Manufacturing Construction Services
Retail trade
The Finnish tender market and infrastructure market were
active especially in the capital region and growth centres
Volume of new construction in Finland (index 2010=100) 140
130 120 110 100 90 80 70 60 50 2012 2013 2014 2015 2016 2017
Commercial and office premises Public service premises
Industrial and warehouse
Retail trade confidence in the Baltic countries and Slovakia
Investor demand for business premises was good in the Baltic countries and Slovakia Tender market remained stable in the
Baltic countries Estonia Latvia Lithuania Slovakia Sources:
EK Confedration of Finnish Industries, Statistics Finland
and European commission
YIT | 23 | Interim Report January-September 2017 YIT

Business Premises and Infrastructure Revenue decreased in Q3
Revenue decreased by 10% y-o-y Order backlog on previous
quarter's level

Revenue (EUR million) 2016: EUR 797 million -10% 149 Q1 223
Q2 203 Q3 222 Q4 2016 179 Q1 197 Q2 184 Q3 2017

Order backlog (EUR million) 0% 1,264 6/2017 1,264 9/2017 All
figures according to segment reporting (POC) YIT | 24 |
Interim Report January-September 2017 YIT

Business Premises and Infrastructure Profitability on a good level Operating profit increased by 20% y-o-y Profitability
on a good level Capital employed increased due to
investments in the Tripla project Adjusted operating profit
and adjusted operating profit margin (EUR million, %) 2016:
EUR 38.1 million, 4.8% 1-9/2017: EUR 23.8 million, 4.3% 20%
6 4.0% Q1 12.7 5.7% Q2 8.2 4.0% Q3 11.2 5.0% Q4 2016 4.7
2.6% Q1 9.3 4.7% Q2 9.8 5.3% Q3 2017 Adjusted operating
profit Adjusted operating profit margin
Return on capital employed1 (EUR million, %) 197.6 16.7%
34.6 9/2016 183.9 21.6% 38.1 12/2016 182.5 19.5% 36.8 3/2017
217.9 17.1% 33.4 6/2017 248.4 15.7% 35.0 9/2017 Capital
employed Operating profit, 12 month rolling Return on
capital employed All figures according to segment reporting
(POC). 1 As of the beginning of 2017, in order to clarify
its financial figures terminology, YIT starts to use the
terms Capital Employed and Return on Capital Employed (ROCE)
for segment reporting instead of previously used Operative
Invested Capital and Return on Operative Invested Capital
(ROI). The formulas for these financial figures remain
untouched. YIT | 25 | Interim Report January-September 2017
YIT

Business Premises and Infrastructure Large projects
proceeded according to plan in Q3 The construction of the
Tripla hotel was started The occupancy rate of Mall of
Tripla increased to approximately 57% at the end of review
period ahead of schedule New tender-based projects booked in
Q3 Part of EUR 39 million life cycle school projects in
Espoo Road maintenance contracts, EUR ~100 million Water
towers in Finland, EUR 12 million in total Several
contracting projects in Lithuania, EUR 24 million in total
YIT | 26 | Interim Report January-September 2017

Financial position and key ratios 5

ROI continued to improve in Q3 Invested capital increased
q-o-q ROI continued to improve Target to reduce capital
employed in Russia by approximately RUB 6 billion by the end of 2018 Invested capital (EUR million) 1,141 Q1 1,103 Q2
1,131 Q3 1,175 Q4 2016 1,143 Q1 1,127 Q2 1,202 Q3 2017

Return on investment1 (%), rolling 12 months 4.7% Q1 5.0% Q2
3.6% Q3 4.7% Q4 2016 5.2% Q1 5.6% Q2 8.0% Q3 2017

All figures according to segment reporting (POC) 1EUR 27
million cost booked in Q3/2016 result from Housing Russia
YIT | 28 | Interim Report January-September 2017 YIT

Cash flow in Q3 Cash flow turned negative mainly due to low
sales in Russia and investments in Tripla project Operating
cash flow after investments, excluding discontinued
operations (EUR million) Cash flow of plot investments and
investment in associated companies and JVs in shares (EUR
million) Operating cash flow after investments, excluding
discontinued operations (EUR million) Long-term target:
Sufficient operating cash flow after investments, excluding
discontinued operations, for dividend payout 144 -25 Q1 56
26 Q2 22 -23 Q3 -43 -21 Q4 2016 23 41 Q1 5 9 Q2 -56 -28 Q3
2017 Operating cash flow after investments, excluding
discontinued operations Rolling 12 months
Cash flow of plot investments and investment in associated
companies and JVs in shares (EUR million) 53 Q1 42 14 Q2 7 6
Q3 16 32 Q4 2016 11 32 Q1 7 25 Q2 16 22 Q3 2017 Cash flow of investments in associated companies and JVs in shares Cash
flow of plot investments YIT | 29 | Interim Report
January-September 2017 YIT

Net debt increased in Q3 Interest-bearing debt (EUR
million), IFRS Net debt increased temporarily due to
negative cash flow from operations A new EUR 50 million,
3-year bilateral loan withdrawn after the review period in
October Interest-bearing debt (EUR million), IFRS 677 122
555 Q1 628 72 557 Q2 678 33 67 578 Q3 700 35 66 599 Q4 2016
668 39 78 551 Q1 649 40 35 573 Q2 701 43 32 626 Q3 2017 Net
debt Cash and cash equivalents Interest-bearing receivables
Maturity structure of long-term debt 9/2017 (EUR million)1
11.3 2017 10.5 2018 50.0 2019 159.6 2020 50.0 2021 1
Excluding construction stage financing
YIT | 30 | Interim Report January-September 2017 YIT

Plots in the balance sheet by segments and geography Plot
reserves in the balance sheet 9/2017, (EUR million) In total
EUR 604 million [ARVO]1 84 275 [ARVO] 129 Business Premises
and Infrastructure Housing Russia Housing Finland and CEE
Finnish housing CEE housing
Division by geography in Finnish housing 40% 60% HMA, incl.
Tripla residential Rest of Finland
Division by geography in Business Premises and
Infrastructure 10% 40% 50% HMA, incl. Tripla Rest of Finland
CEE
1 Includes Gorelovo industrial park YIT | 31 | Interim
Report January-September 2017 YIT

Plot reserve consists of own plots, pre-agreements and rental plots

Plot reserve in thousand floor square metres 9/2017, consists of own plots, pre-agreements and rental plots, 5.3 million floor sq. m in total (Q2/2017: 5.4)

Finnish housing, total 2.0 million floor sq.m



40%
30%
30%

Average annual use of plot reserves ~150,000–200,000 floor sq.m.

~70% of the own and rental plots have confirmed zoning

Housing Russia, total 2.1 million floor sq.m



25%
75%

Average annual use of plot reserves ~150,000–200,000 floor sq.m.

CEE housing, total 0.6 million floor sq.m



5%
95%

Average annual use of plot reserves ~80,000–120,000 floor sq.m.

Business Premises and Infrastructure, total 0.6 million floor sq.m



5%
0%
95%

Average annual use of plot reserves ~30,000–70,000 floor sq.m.

■ Own ■ Rental ■ Pre-agreements

YIT | 32 | Interim Report January–September 2017

Financial key ratios in Q3 Gearing and equity ratio impacted by temporarily increased net debt Net debt/EBITDA (IFRS)
continued to improve Gearing (%) 108.6 89.6 Q1 104.8 82.5 Q2
118.9 91.8 Q3 112.3 83.3 Q4 2016 103.6 72.8 Q1 115.0 87.0 Q2
124.0 97.5 Q3 2017 POC IFRS Financial covenant tied to
gearing (maximum level of 150.0%, IFRS) in the syndicated
RCF agreement and in bank loans
Equity ratio (%) 34.1 31.5 Q1 36.4 32.9 Q2 33.8 30.1 Q3 35.1
31.2 Q4 2016 35.4 31.1 Q1 34.6 30.7 Q2 34.3 30.6 Q3 2017 POC
IFRS Financial covenant tied to the equity ratio (minimum
level of 25.0%, IFRS) in bank loans, the syndicated RCF
agreement and the bonds issued in 2015 and 2016.
Net debt/EBITDA (Multiple, x) 6.1 6.9 Q1 8.1 6.5 Q2 12.3 8.9
Q3 12.3 6.8 Q4 2016 10.3 5.5 Q1 8.6 6.0 Q2 6.0 4.9 Q3 2017
POC IFRS YIT | 33| Interim Report January-September 2017 YIT

Summary of financials in Q3 A solid quarter, profitability
improved in all segments ROI improved significantly Gearing
and equity ratio burdened by temporarily increased net debt
which was caused by negative cash flow Net financial
expenses (POC) decreased by 55% y-o-y mainly due to lower
interest expenses and currency hedging costs and gains from
interest rate derivatives Even with the merger related
financial expenses, the full year net financial expenses are estimated to be over 30% lower compared to previous year
YIT | 34 | Interim Report January-September 2017 YIT

Outlook and guidance 6

Market outlook, expectations for 2017 Finland Consumer
demand to remain on a good level Activity of large investors to remain on a lower level compared to previous years, the
importance of location and price level remains significant
Residential price polarisation between growth centres and
other Finland to continue Availability of mortgages to
remain good Increased supply of apartments to prevent the
market overheating Tenant interest for business premises to
pick up slightly in the growth centres. Investor activity on a good level, focus on especially prime locations in the
capital region Business premises contracting to remain
active, but the average project size to decrease New
infrastructure projects to revitalise the market
Construction costs expected to increase slightly
Construction volume growth expected to slow down Bank
regulation and increased capital requirements might have an
impact on the construction and real estate development The
increased competition for skilled labour due to high
construction activity expected to continue YIT | 36 |
Interim Report January-September 2017 YIT

Market outlook, expectations for 2017 Russia Residential
demand to remain on a good level Good access to financing,
low interest rates to support the residential demand going
forward as well Residential prices to increase slightly
Shortage of resources to increase construction cost
inflation The price level of plots has increased, the
competition for plots to remain on a high level CEE The low
point of the economic cycle has been passed, housing demand
anticipated to improve slowly and price levels to remain
stable on a low level The moderate recovery of the economy
expected to have a moderate, positive impact on the
residential market The weakening of ruble and expectations
of decrease of interest rate to influence consumer behaviour
Residential demand to focus on affordable apartments
Construction cost inflation to remain on a moderate level
YIT | 37 | Interim Report January-September 2017 YIT

Guidance for 2017 (segment reporting, POC) unchanged The
Group revenue is estimated to grow by 5-12%. The adjusted
operating profit1 is estimated to be in the range of EUR
105-115 million. In addition to the market outlook, the 2017 guidance is based on the following factors: At the end of
September, 59% of the Group order backlog was sold. Projects already sold or signed pre-agreements are estimated to
contribute over half of rest of 2017 revenue. The increased
share of consumer sales in Housing Finland and CEE is likely to have a moderate positive impact on the adjusted operating profit of the segment but the impacts of the shift to
consumers will be visible in the result gradually. In
Housing Russia, the adjusted operating profit is estimated
to be positive but to remain on a low level. Capital release actions in Russia are likely to have a negative impact on
the profitability. A contract on the sale of the Kasarmikatu
21 office project in Helsinki for an international investor
was signed in August. YIT estimates that the transaction
will be completed by the end of 2017. The transaction has a
positive impact on the Group's adjusted operating profit. 1
The adjusted operating profit does not include material
reorganization costs, impairment or other items impacting
comparability YIT | 38 | Interim Report January-September
2017 YIT

More information Esa Neuvonen Chief Financial Officer (CFO)
+358 40 5001 003 esa.neuvonenyit.fi
Hanna Jaakkola Vice President, Investor Relations +358 40
5666 070 hanna.jaakkolayit.fi
Follow YIT on Twitter YITInvestors
YIT | 39 | Interim Report January-September 2017 YIT

Appendices 7

Appendices I. Key figures and additional information about
financial position II. Ownership III. General economic
indicators IV. Housing indicators V. Business premises and
infrastructure indicators
YIT | 41 | Interim Report January-September 2017
YIT

Key figures and additional information about financial
position I

Key figures

EUR million	7–9/2017	7–9/2016	Change	1–9/2017	1–9/2016	Change	1–12/2016
Revenue	417.3	443.8	-6%	1,354.3	1,269.9	7%	1,783.6
Operating profit	21.2	-8.0		61.9	24.2	155%	52.9
Operating profit margin, %	5.1%	-1.8%		4.6%	1.9%		3.0%
Adjusted operating profit	24.2	19.0	27%	65.9	51.2	29%	79.9
Adjusted operating profit margin, %	5.8%	4.3%		4.9%	4.0%		4.5%
Adjustments	-3.0	-27.0	-89%	-4.0	-27.0		-27.0
Order backlog	2,527.5	2,640.7	-4%	2,527.5	2,640.7	-4%	2,613.1
Profit before taxes	15.4	-17.0		47.5	-7.5		13.8
Profit for the review period[1]	12.3	-15.9		36.7	-8.7		7.4
Earnings per share, EUR	0.10	-0.13		0.29	-0.07		0.06
Operating cash flow after investments, excluding discontinued operations	-56.2	-22.8	146%	-6.5	-21.7	-70%	-43.1
Return on investment, last 12 months, %	8.0%	3.6%		8.0%	3.6%		4.7%
Equity ratio, %	34.3%	33.8%		34.3%	33.8%		35.1%
Interest-bearing net debt (IFRS)	626.2	577.9	8%	626.2	577.9	8%	598.6
Gearing (IFRS), %	124.0%	118.9%		124.0%	118.9%		112.3%
Personnel at the end of the period	5,533	5,282	5%	5,533	5,282	5%	5,261

[1]Attributable to equity holders of the parent company
All figures according to segment reporting (POC), unless otherwise noted
Note: The adjusted operating profit does not include material reorganisation costs or impairment

YIT | 43 | Interim Report January–September 2017

Ruble weakened in Q3 Revenue split Q3/2017 (POC) EUR 85% RUB
13% Other 2% Impact of changes in foreign exchange rates
(EUR million) Q3/2017 1-9/2017 Revenue, POC1 2.3 25.4
Adusted EBIT, POC1 0.3 0.7 Order backlog, POC2 -3.5 -3.5
Equity, IFRS (translation difference)2 -4.2 -4.2
Principles of managing currency risks: Sales and project
costs typically in same currency, all foreign currency items hedged (right arrow) no transaction impact Currency
positions affecting the income statement, such as loans to
subsidiaries, are hedged Equity and equity-like investments
in foreign currency not hedged Considered to be of permanent nature FX changes recognized as translation difference in
equity Invested capital in Russia in 9/2017: Equity and
equity-like investments: EUR 346.0 million Loans to
subsidiaries: EUR 36.7 million
EUR/RUB exchange rates 1-9/2017 1-9/2016 Average rate
64.9392 76.2328 Quarter-end rate 68.2519 70.5140 1 Compared
to the corresponding period in 2016 2 Compared to the end of previous quarter
YIT | 44 | Interim Report January-September 2017 YIT

Balanced debt portfolio

Debt portfolio at the end of the period 9/2017, EUR 701
million Bonds, 21% Commercial papers, 27% Construction stage financing, 33% Pension loans, 9% Bank loans, 10%

Floating rate, 29% Average interest rate 1.24% Fixed rate,
71% Average interest rate 3.35% Average interest rate: 2.75%

Maturity structure at the end of the period 9/2017 Maturity
profile, excluding construction stage financing (EUR
million) Commercial papers Pension loans Bank loans Bonds

YIT | 45 | Interim Report January-September 2017 YIT

Cash flow of plot investments

302 37 135 130 2006 158 15 51 93 2007 98 7 32 59 2008 73 13
60 2009 95 3 35 58 2010 135 5 39 91 2011 192 17 79 96 2012
171 13 70 88 2013 119 11 63 45 2014 138 60 13 65 2015 105 16
10 79 2016 Finland Russia The CEE countries

YIT | 46 | Interim Report January-September 2017 YIT

II Share ownership

YIT's major shareholders September 30, 2017
Shareholder Shares % of share capital 1. Varma Mutual
Pension Insurance Company 12,000,000 9.43 2. OP funds
5,786,600 4.55 3. Herlin Antti 4,710,180 3.70 4. Elo Mutual
Pension Insurance Company 3,335,468 2.62 5. The State
Pension Fund 3,075,000 2.42 6. Danske Invest Funds 2,957,517
2.32 7. Ilmarinen Mutual Pension Insurance Company 2,237,573
1.76 8. Aktia funds 1,530,000 1.20 9. OP Cooperative
1,425,448 1.12 10. Etera Mutual Pension Insurance Company
1,410,000 1.11 Ten largest total 38,467,786 30.24 Nominee
registered shares 26,631,716 20.93 Other shareholders
62,123,920 48.83 Total 127,223,422 100.00
YIT | 48 | Interim Report January-September 2017 YIT

More than 42,000 shareholders Number of shareholders and
share of non-Finnish ownership, September 2017

24.8% 3,271 12/2002 22.1% 4,928 12/2003 27.9% 7,456 12/2004
39.9% 9,368 12/2005 45.9% 14,364 12/2006 52.9% 15,265
12/2007 36.5% 25,515 12/2008 38.7% 29,678 12/2009 37.9%
32,476 12/2010 32.2% 36,547 12/2011 34.8% 36,064 12/2012
33.8% 43,752 12/2013 29.3% 44,312 12/2014 26.3% 41,944
12/2015 29.5% 40,016 12/2016 21.6% 42,436 9/2017
Number shareholders Non-Finnish ownership, % of share
capital
YIT | 49 | Interim Report January-September 2017 YIT

III General economic indicators

Strong growth expected in the CEE countries GDP growth in
YIT's operating countries, % 4% 3% 2% 1% 0% -1% -2% 2016
2017E 2018E Finland Estonia Latvia Lithuania The Czech
Republic Slovakia Poland Russia
Unemployment rate in YIT's operating countries, % 20% 18%
16% 14% 12% 10% 8% 6% 4% 2% 0% 2010 2011 2012 2013 2014 2015
2016 2017E 2018E Finland Estonia Latvia Lithuania The Czech
Republic Slovakia Poland Russia
Sources: GDP growth: Bloomberg consensus, Unemployment IMF
YIT | 51 | Interim Report January-September 2017 YIT

IV Housing indicators Finland The CEE countries Russia
Vantaan Saihke residential project Vantaa, Finland

Finland Start-ups expected to decrease slightly in 2017 and
2018 Residential start-ups 35,573 32,033 23,361 23,385
33,525 32,807 29,842 27,778 26,273 32,400 37,500 32,500
31,000 16,531 15,337 11,493 9,283 12,477 11,614 9,772 8,117
6,870 6,500 6,700 7,300 7,900 19,042 16,696 11,868 14,102
21,048 21,193 20,070 19,661 19,403 25,900 30,800 25,200
23,100 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015
2016 2017F 2018F Block of flats and terraced houses Single
family houses and other
Consumers' views on economic situation in one year's time
(balance) 30 20 10 0 -10 -20 -30 1995 1996 1997 1998 1999
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011
2012 2013 2014 2015 2016 2017
Prices of new dwellings (index 2010=100) 130 125 120 115 110
105 100 95 90 2010 2011 2012 2013 2014 2015 2016 2017
Finland Capital region Rest of Finland
Sources: Residential start-ups: 2006-2014 Statistics
Finland; 2015-2018F Euroconstruct, June 2017, Consumer
confidence: Statistics Finland, Residential prices:
Statistics Finland, Loans and Interest rates: Bank of
Finland Volume of new mortgages and average interest rate
(EUR million, %) 3,500 3,000 2,500 2,000 1,500 1,000 500 0
16% 14% 12% 10% 8% 6% 4% 2% 0% 1990 1991 1992 1993 1994 1995
1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 New
drawdowns of housing loans, left axis Average interest rate
of new housing loans, right axis
YIT | 53 | Interim Report January-September 2017 YIT

completed units (residential development projects) 3000 2500
2000 1500 1000 500 0 2002 2003 2004 2005 2006 2007 2008 2009
2010 2011 2012 2013 2014 2015 2016 2017

Residential building permits, start-ups and completions
(million m3) Million m3, 12 month sum 20,00 17,5 15,0 12,5
10,0 7,5 5,0 2,5 0,0 2006 2007 2008 2009 2010 2011 2012 2013
2014 2015 2016 2017 2018
Construction cost index (2005=100) 130 125 120 115 110 105
100 95 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
2015 2016 2017 Total index Labour Materials Other inputs
Construction confidence (balance) 40 20 0 -20 -40 -60 -80
2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
2017
Unsold completed units: Confederation of Finnish
Construction Industries RT, Residential building permits,
Start-ups and completions: Confederation of Finnish
Construction Industries RT, Construction cost index:
Statistics Finland, Construction confidence: Confederation
of Finnish Industries EK
YIT | 54 | Interim Report January-September 2017 YIT

The Baltic Countries Residential construction is expected to level off Residential completions in Estonia (units) 5,300
3,000 2,300 1,918 1,990 2,079 2,756 3,969 4,732 5,600 4,900
1,100 1,000 800 710 870 966 976 1,270 1,511 1,500 1,400
4,200 2,000 1,500 1,208 1,120 1,113 1,780 2,699 3,221 4,100
3,500 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017F
2018F Block of flats Single family houses
Residential completion in Latvia (units) 8,100 4,200 1,900
2,662 2,087 2,237 2,631 2,242 2,200 2,100 2,300 2,000 1,800
1,500 1,022 1,371 1,376 1,392 1,136 1,134 1,100 1,200 6,100
2,400 400 1,640 716 861 1,239 1,106 1,066 1,000 1,100 2008
2009 2010 2011 2012 2013 2014 2015 2016 2017F 2018F Block of
flats single family houses
Residential completions in Lithuania (units) 11,800 9,400
3,700 5,066 5,221 5,926 7,624 10,177 12,703 11,300 10,200
4,000 4,000 3,000 3,815 3,342 3,597 4,691 6,118 7,524 5,700
5,200 7,800 5,400 700 1,251 1,879 2,329 2,933 4,059 5,179
5,600 5,000 2008 2009 2010 2011 2012 2013 2014 2015 2016
2017F 2018F Block of flats Single family houses
New residential construction volume (EUR million) 1,800
1,600 1,400 1,200 1,000 800 600 400 200 0 Lithuania Latvia
Estonia 2013 2014 2015 2016 2017F 2018F
YIT | 55 | Interim Report January-September 2017 YIT

The Czech Republic, Slovakia and Poland Start-ups forecasted to grow in the Czech Republic Residential start-ups in the
Czech Republic (units) 43,500 37,300 28,200 27,500 23,800
22,100 24,400 26,400 27,200 30,600 32,200 25,100 20,700
18,400 18,900 16,000 13,700 13,700 15,000 17,200 18,000
18,800 18,400 16,600 9,800 8,600 7,800 8,400 10,700 11,400
10,000 12,600 13,400 2008 2009 2010 2011 2012 2013 2014 2015
2016 2017F 2018F Block of flats Single family houses

Residential start-ups in Slovakia (units) 28,400 20,300
16,200 12,700 13,100 14,700 15,800 19,600 21,400 20,000
18,500 13,800 11,100 9,600 9,400 9,100 9,200 9,600 11,100
13,000 12,000 11,000 14,600 9,200 6,600 3,300 4,000 5,500
6,200 8,500 8,400 8,000 7,500 2008 2009 2010 2011 2012 2013
2014 2015 2016 2017F 2018F Block of Flats Single family
houses

Residential start-ups in Poland (units) 174,700 142,900
158,100 162,200 141,800 127,400 148,100 168,400 173,900
172,000 180,000 96,300 89,800 86,500 90,500 79,700 72,700
74,700 79,200 83,600 82,000 85,000 78,400 53,100 71,600
71,700 62,100 54,700 73,400 89,200 90,300 90,000 95,000 2008
2009 2010 2011 2012 2013 2014 2015 2016 2017F 2018F Block of
flats Single family houses

New residential construction volume (EUR million) 3,500
3,000 2,500 2,000 1,500 1,000 500 0 12,000 10,000 8,000
6,000 2,000 2,000 0 2013 2014 2015 2016 2017F 2018F Czech
Republic Slovakia Poland, right axis

Source: Euroconstruct, June 2017

YIT | 56 | Interim Report January-September 2017 YIT

Russia Housing indicators House prices in primary markets
(thousand RUB per sq. m. 110 100 90 80 70 60 50 40 30 20 220
200 180 160 140 120 100 80 60 40 1/2009 07/2010 10/2011
4/2012 10/2012 4/2013 10/2013 4/2014 10/2014 4/2015 10/2015
4/2016 10/2016 4/2017 Yekaterinburg Rostov-on-Don Kazan St.
Petersburg Moscow (right axis) New residential construction
volume (EUR billion*) 55 50 45 40 35 30 25 20 2013 2014 2015
2016F 2017F 2018F 2019F *At 2016 prices, excluding taxes. 1
EUR = 74.144 rubles
Inflation in building materials (%) 12% 10% 8% 6% 4% 2% 0
6/2011 12/2011 6/2012 12/2012 6/2013 12/2013 6/2014 12/2014
6/2015 12/2015 6/2016 12/2016 6/2017
Consumer confidence 0 -5 -10 -15 -20 -25 -30 -35 -40 3/2009
3/2010 3/2011 3/2012 3/2013 3/2014 3/2015 3/2016 3/2017
Consumer confidence Long-term average**
Sources: House prices: YIT, New residential construction
volume: Euroconstruct, June 2017, Inflation in building
materials: PMR Construction review, April 2017, Consumer
confidence: Bloomberg
YIT | 57 | Interim Report January-September 2017 YIT

V Business Premises Finland The Baltic countries Slovakia
Infrastructure Finland

New non-residential construction forecasted to pick up
slightly in the Baltic countries in 2017
New non-residential construction volumes (index 2013=100)
220 200 180 160 140 120 100 80 60 40 2013 2014 2015 2016
2017F 2018F Finland Estonia Latvia Lithuania Slovakia
New non-residential construction in Finland (EUR million)
1,600 1,400 1,200 1,000 800 600 400 200 0 2013 2014 2015
2016 2017F 2018F Office buildings Commercial buildings
Industrial buildings
New non-residential construction in the Baltic countries
(EUR million) 1000 900 800 700 600 500 400 300 200 100 0
2013 2014 2015 2016 2017F 2018F Estonia Latvia Lithuania
New non-residential construction in Slovakia (EUR millions)
700 600 500 400 300 200 100 0 2013 2014 2015 2016 2017F
2018F Office buildings Commecial buildings Industrial
buildings
Sources: Euroconstruct and Forecon, June 2017
YIT | 59 | Interim Report January-September 2017 YIT

Finland Prime yields expected to decrease slightly Prime
yields in Helsinki Metropolitan Area (%) 9% 8% 7% 6% 5% 4%
6.70% 4.50% 4.30% Q2 07 Q2 08 Q2 09 Q2 10 Q2 11 Q2 12 Q2 13
Q2 14 Q2 15 Q2 16 Q2 17 Office Retails Industrial/Logistics
Particulary long lease agreements decrease yields by
0.1-0.7% points.
Vacancy rate in Helsinki Metropolitan Area (%) 14% 12% 10%
8% 6% 4% 2% 0% 14.0% 6.4% 4.3% Q2 01 Q2 03 Q2 05 Q2 07 Q2 09
Q2 11 Q2 13 Q2 15 Q2 17 Retail Office Industrial and
Logistics
Vacancy rates in selected districts in Helsinki Metropolitan
Area, % 30% 25% 20% 15% 10% 5% 0% Q2 09 Q2 10 Q2 11 Q2 12 Q2
13 Q2 14 Q2 15 Q2 16 A2 17 Helsinki Centre, 8.7%
Pitajanmaki, 21.4% Keilaniemi, 10.0% Ruoholahti, 11.3%
Leppavaara, 15.2% Aviapolis Airport Area, 10.7% Vallila,
Sornainen, Hermanni, Hakaniemi, 9.9%
Prime office yields in Finland, % 10% 9% 8% 7% 6% 5% 4% Q2
07 Q2 08 Q2 09 Q2 10 Q2 11 Q2 12 Q2 13 Q2 14 Q2 15 Q2 16 Q2
17 Helsinki, 4.30% Turku 7.25% Lahti 7.50% Vaasa 8.00%
Tampere 6.75% Oulu 7.50% Jyvaskyla 775% Particularly long
lease agreements currently decrease yields by 0.1-0.7%
points
Source: Catella Finland Market Indicator, September 2017
YIT | 60 | Interim Report January-September 2017 YIT

The Baltic countries Yields are expected decrease slightly
Prime office yields in the Baltic countries (%) 10 9 8 7 6
2010 2011 2012 2013 2014 2015 2016 2017E Tallinn Riga
Vilnius
Prime office rents in the Baltic countries, (%, EUR / sq. m.
/ year) 7 6 5 4 3 2 1 0 210 180 150 120 90 60 30 0 Tallinn
Riga Vilnius Average Annual Rental Growth 2011-2016 (left
axis) Rent Level 2017E (right axis) Average Annual Rental
Growth 2016-2017E (left axis)
Prime retail yields in the Baltic countries (%) 10 9 8 7 6
2010 2011 2012 2013 2014 2015 2016 2017E Tallinn Riga
Vilnius
Prime retail rents in the Baltic countries, (%, EUR / sq. m.
/ year) 3 2.5 2 1.5 1 0.5 0 300 250 200 150 100 50 0 Tallinn
Riga Vilnius Average Annual Rental Growth 2011-2016 (left
axis) Rent Level 2017E (right axis) Average Annual Rental
Growth 2016-2017E (left axis)
Source: Newsec Property Outlook, October 2017
YIT | 61 | Interim Report January-September 2017 YIT

Infrastructure construction in Finland Market expected to
remain stable in 2017 Infrastructure market in Finland (EUR
Million) 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 2013
2014 2015 2016 2017F 2018F New Renovation
Infrastructure sectors in Finland (2016) Other 11% Roads 35%
Railways 14% Other transport 3% Telecommunications 11%
Energy and water works 25%
Sources: Euroconstruct, June 2017
YIT | 62 | Interim Report January-September 2017 YIT

Disclaimer This presentation has been prepared by, and the
information contained herein (unless otherwise indicated)
has been provided by YIT Corporation (the "Company"). By
attending the meeting or event where this presentation is
made, or by reading the presentation slides, you agree to be bound by the following limitations. This presentation is
being furnished to you solely for your information on a
confidential basis and may not be reproduced, redistributed
or passed on, in whole or in part, to any other person. This presentation does not constitute or form part of and should
not be construed as, an offer to sell, or the solicitation
or invitation of any offer to buy, acquire or subscribe for, securities of the Company or any of its subsidiaries in any
jurisdiction or an inducement to enter into investment
activity. No part of this presentation, nor the fact of its
distribution, should form the basis of, or be relied on in
connection with, any contract or commitment or investments
decision whatsoever. The information contained in this
presentation has not been independently verified. No
representation, warranty or undertaking, expressed or
implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the
information or the opinions contained herein. Neither the
Company nor any of its respective affiliates, advisors or
representatives nor any other person shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of the Company and the transactions discussed
in this presentation, including the merits and risks
involved. This presentation includes "forward-looking
statements". These statements contain the words
"anticipate", "will", "believe", "intend", "estimate",
"expect" and words of similar meaning. All statements other
than statements of historical facts included in this
presentation, including, without limitation, those regarding the Company's financial position, business strategy, plans
and objectives of management for future operations, are
forward-looking statements. Such forward-looking statements
involve known and unknown risks, uncertainties and other
important factors that could cause the actual results,
performance or achievements of the Company to be materially
different from future results, performance or achievements
expressed or implied by such forward-looking statements.
Such forward-looking statements are based on numerous
assumptions regarding the Company's present and future
business strategies and the environment in which the Company will operate in the future. These forward-looking statements speak only as at the date of this presentation. The Company
expressly disclaims any obligation or undertaking to
disseminate any updates or revisions to any forward-looking
statements contained herein to reflect any change in the
Company's expectations with regard thereto or any change in
events, conditions or circumstances on which any such
statement is based. The Company cautions you that
forward-looking statements are not guarantees of future
performance and that its actual financial position, business strategy, plans and objectives of management for future
operations may differ materially from those made in or
suggested by the forward-looking statements contained in
this presentation. In addition, even if the Company's
financial position, business strategy, plans and objectives
of management for future operations are consistent with the
forward-looking statements contained in this presentation,
those results or developments may not be indicative of
results or developments in future periods. Neither the
Company nor any other person undertakes any obligation to
review or confirm or to release publicly any revisions to
any forward-looking statements to reflect events that occur
or circumstances that arise after the date of this
presentation. YIT | 63 | Interim Report January-September
2017

Disclaimer Important information regarding the merger of YIT and Lemminkainen The information contained in this
presentation regarding the merger of YIT Corporation ("YIT")
and Lemminkainen Corporation ("Lemminkainen") (unless
otherwise indicated) has been provided by YIT and
Lemminkainen. By attending the meeting where this
presentation is made, or by reading the presentation slides, you agree to be bound by the following limitations. This
presentation is being furnished to you solely for your
information on a confidential basis and may not be
reproduced, redistributed or passed on, in whole or in part, to any other person. This presentation does not constitute a notice to an extraordinary general meeting or a merger
prospectus and as such, does not constitute or form part of
and should not be construed as, an offer to sell, or the
solicitation or invitation of any offer to buy, acquire or
subscribe for, any securities or an inducement to enter into investment activity. Any decision with respect to the
proposed statutory absorption merger of Lemminkainen into
YIT (the "Merger") should be made solely on the basis of
information to be contained in the actual notices to the
extraordinary general meeting of YIT and Lemminkainen, as
applicable, and the merger prospectus related to the Merger
as well as on an independent analysis of the information
contained therein. You should consult the merger prospectus
for more complete information about YIT, Lemminkainen, their respective subsidiaries, their respective securities and the
Merger. The distribution of this presentation may be
restricted by law and persons into whose possession any
document or other information referred to herein comes
should inform themselves about and observe any such
restrictions. The information contained herein is not for
publication or distribution, directly or indirectly, in or
into Canada, Australia, Hong Kong, South Africa or Japan.
Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.
This presentation and any materials distributed in
connection with this presentation are not directed to, or
intended for distribution to or use by, any person or entity that is a citizen or resident or located in any locality,
state, country or other jurisdiction where such
distribution, publication, availability or use would be
contrary to law or regulation or which would require any
registration or licensing within such jurisdiction. No part
of this presentation, nor the fact of its distribution,
should form the basis of, or be relied on in connection
with, any contract or commitment or investment decision
whatsoever. The information contained in this presentation
has not been independently verified. No representation,
warranty or undertaking, expressed or implied, is made as
to, and no reliance should be placed on, the fairness,
accuracy, completeness or correctness of the information or
the opinions contained herein. Neither YIT nor Lemminkainen, nor any of their respective affiliates, advisors or
representatives or any other person, shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of YIT, Lemminkainen, their respective
subsidiaries, their respective securities and the Merger,
including the merits and risks involved. This presentation
includes "forward-looking statements." These statements may
not be based on historical facts, but are statements about
future expectations. When used in this presentation, the
words "aims," "anticipates," "assumes," "believes," "could,"
"estimates," "expects," "intends," "may," "plans," "should,"
"will," "would" and similar expressions as they relate to
YIT, Lemminkainen, the Merger or the combination of the
business operations of YIT and Lemminkainen identify certain of these forward-looking statements. Other forward-looking
statements can be identified in the context in which the
statements are made. Forward-looking statements are set
forth in a number of places in this presentation, including
wherever this presentation include information on the future results, plans and expectations with regard to the combined
company's business, including its strategic plans and plans
on growth and profitability, and the general economic
conditions. These forward-looking statements are based on
present plans, estimates, projections and expectations and
are not guarantees of future performance. They are based on
certain expectations, which, even though they seem to be
reasonable at present, may turn out to be incorrect. Such
forward-looking statements are based on assumptions and are
subject to various risks and uncertainties. Shareholders
should not rely on these forward-looking statements.
Numerous factors may cause the actual results of operations
or financial condition of the combined company to differ
materially from those expressed or implied in the
forward-looking statements. Neither YIT nor Lemminkainen,
nor any of their respective affiliates, advisors or
representatives or any other person undertakes any
obligation to review or confirm or to release publicly any
revisions to any forward-looking statements to reflect
events that occur or circumstances that arise after the date of this presentation. The combined financial information is
presented for illustrative purposes only. The combined
income statement information has been calculated assuming
the activities had been included in one entity from the
beginning of each period. The preliminary revenue, adjusted
operating profit and operating profit of the combined
company have been calculated as a sum of combined financial
information for the twelve months ended 31 December 2016.
The combined financial information is based on a
hypothetical situation and should not be viewed as pro forma financial information. This presentation includes estimates
relating to the synergy benefits expected to arise from the
Merger and the combination of the business operations of YIT and Lemminkainen, which have been prepared by YIT and
Lemminkainen and are based on a number of assumptions and
judgments. Such estimates present the expected future impact of the Merger and the combination of the business operations of YIT and Lemminkainen on the combined company's business,
financial condition and results of operations. The
assumptions relating to the estimated synergy are inherently uncertain and are subject to a wide variety of significant
business, economic, and competitive risks and uncertainties
that could cause the actual synergy benefits from the Merger and the combination of the business operations of YIT and
Lemminkainen, if any, to differ materially from the
estimates in this presentation. Further, there can be no
certainty that the Merger will be completed in the manner
and timeframe described in this presentation, or at all.
Notice to Lemminkainen Corporation Shareholders in the
United States The YIT Corporation shares to be issued in
connection with the merger have not been registered under
the U.S. Securities Act of 1933, as amended (the "Securities
Act") and are being issued in reliance on the exemption from registration set forth in Rule 802 under the Securities Act.
YIT Corporation and Lemminkainen Corporation are Finnish
companies and the issuance of YIT Corporation shares will be subject to procedural and disclosure requirements in Finland that may be different from those of the United States. Any
financial statements or other financial information included on this presentation may have been prepared in accordance
with non-U.S. accounting standards thatmay not be comparable to the financial statements of U.S. companies or companies
whose financial statements are prepared in accordance with
generally accepted accounting principles in the United
States. It may be difficult for U.S. shareholders of
Lemminkainen Corporation to enforce their rights and any
claims they may have arising under U.S. federal securities
laws in connection with the merger, since YIT Corporation
and Lemminkainen Corporation are located in non-U.S.
jurisdictions, and some or all of YIT Corporation's and
Lemminkainen Corporation's officers and directors may be
residents of countries other than the United States. As a
result, U.S. shareholders of Lemminkainen Corporation may
not be able to sue YIT Corporation or Lemminkainen
Corporation or their respective officers and directors in a
court in Finland for violations of U.S. federal securities
laws. Further, it may be difficult to compel YIT Corporation or Lemminkainen Corporation to subject themselves to the
jurisdiction or judgment of a U.S. court. Lemminkainen
Corporation's shareholders should be aware that YIT
Corporation may purchase Lemminkainen Corporation's shares
otherwise than under the merger, such as in open market or
privately negotiated purchases, at any time during the
pendency of the proposed merger.
YIT | 64 | Interim Report January-September 2017 YIT

Together we can do it.